Exhibit 10.2
MATERION CORPORATION
Restricted Stock Units Agreement (Stock-Settled)
WHEREAS, __________ (the “Grantee”) is an employee of Materion Corporation, an Ohio corporation (the “Corporation”) or a Subsidiary; and
WHEREAS, the execution of an agreement in the form hereof (this “Agreement”) has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation.
NOW, THEREFORE, pursuant to the Materion Corporation 2025 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”), the Corporation hereby confirms to the Grantee the grant, effective on __________ (the “Date of Grant”), of __________ Restricted Stock Units (as defined in the Plan) (“RSUs”), subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:
Article I

DEFINITIONS
All terms used but not defined herein with initial capital letters that are defined in the Plan shall have the meanings assigned to them in the Plan when used herein with initial capital letters.
Article II

CERTAIN TERMS OF RESTRICTED STOCK UNITS
1.RSUs Not Transferable. The RSUs covered by the Agreement shall not be transferable other than by will or pursuant to the laws of descent and distribution prior to payment.

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2.Vesting and Payment of RSUs.
(a)General. Subject to the provisions of Sections 2(b), 2(c) and 2(d) of this Article II, all of the RSUs covered by this Agreement shall become nonforfeitable on the third anniversary of the Date of Grant (the “Vesting Date”), subject to the Grantee having remained in the continuous employ of the Corporation or a Subsidiary on such Vesting Date and shall be payable by the issuance of Common Shares to the Grantee on such Vesting Date.
(b)Death or Disability. Notwithstanding the provisions of Section 2(a) of this Article II, all of the RSUs covered by this Agreement shall immediately become nonforfeitable and shall be immediately payable if the Grantee dies or becomes permanently disabled (as hereinafter defined) while in the employ of the Corporation or a Subsidiary prior to the Vesting Date. The Grantee shall be considered to have become permanently disabled if the Grantee has suffered a permanent disability within the meaning of the long-term disability plan of the Corporation in effect for, or applicable to, the Grantee and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
(c)Retirement.
(i)If the Grantee should Retire (as hereinafter defined) after the Date of Grant, the RSUs covered by this Agreement shall be forfeited, unless the Committee determines that, notwithstanding the requirement of continuous employment contained in Section 2(a) of this Article II, such RSUs will continue to vest and become payable on the Vesting Date, and provided that if the Committee makes such a determination, the RSUs will also be paid on any earlier date when payment would otherwise have been made under Section 2 of this Article II if the Grantee had continued employment through such date.
(ii)“Retire” shall mean the Grantee’s retirement from the Corporation or a Subsidiary at (A) age 65 or older with 5 or more years of continuous

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employment or (B) at age 55 or older with 10 or more years of continuous employment with the Corporation or a Subsidiary.
(d)Change in Control.
(i)Notwithstanding Section 2(a) of this Article II above, the RSUs granted hereby shall immediately become nonforfeitable if at any time during the employment of the Grantee and prior to the Vesting Date:
(A)a Change in Control shall occur after the Date of Grant; and
(B)within two years following the Change in Control the Grantee’s employment with the Corporation or a Subsidiary is terminated by the Grantee as a Termination for Good Cause (as defined in Section 2(f) of this Article II) or the Grantee is terminated by the Corporation other than as a Termination for Cause (as defined in Section 2(e) of this Article II). If the Change in Control constitutes a “change in control” for purposes of Section 409A of the Code and if the Grantee incurs a “separation from service” for purposes of Section 409A of the Code within two years following such Change in Control, payment for any RSUs which are no longer subject to a substantial risk of forfeiture will be made upon the Grantee’s separation from service, provided however, that if at such time the Grantee is a “specified employee” as determined pursuant to the identification methodology adopted by the Corporation in compliance with Section 409A of the Code, the date of payment for the RSUs shall be the tenth business day of the seventh month after the date of the Grantee’s separation from service (or if earlier the Grantee’s death). If payment is not made pursuant to the preceding sentence because the Change in Control does not constitute a “change in control” for purposes of Section 409A of the Code, then payment shall be made at the earliest date that payment otherwise would have been made under Section

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2 of this Article II if no Change in Control had occurred, assuming continued employment through such date.
(ii)Notwithstanding anything in this Section 2(d) to the contrary, in connection with a Business Combination, the result of which is that the Outstanding Company Voting Securities are exchanged for or become exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the RSUs evidenced hereby and the Corporation’s obligations hereunder, or replace the RSUs evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the RSUs evidenced hereby shall become nonforfeitable as of immediately prior to such Business Combination. Payment for any RSUs which are no longer subject to a substantial risk of forfeiture as determined under the original terms of this award will be upon the Change in Control; provided, however, if the Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, then payment for the RSUs will be made upon the date that payment otherwise would have been made under Section 2 of this Article II if no Change in Control had occurred, assuming continued employment through such date.
(e)“Termination for Cause” means a termination of Grantee’s employment by the Corporation for “Cause” (as defined in Section 7(f) of this Article II).
(f)“Termination for Good Cause” shall mean the Grantee’s termination of the Grantee’s employment with the Corporation or a Subsidiary as a result of the occurrence of any of the following:
(i)a change in the Grantee’s principal location of employment that is greater than 50 miles from its location as of the date hereof without the Grantee’s

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consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee’s duties hereunder and that such travel shall not constitute a change in the Grantee’s principal location of employment for purposes hereof;
(ii)a material diminution in the Grantee’s base compensation;
(iii)a change in the Grantee’s position with the Corporation without the Grantee’s consent such that there is a material diminution in the Grantee’s authority, duties or responsibilities; or
(iv)any other action or inaction that constitutes a material breach by the Corporation of the agreement under which the Grantee provides services.
Notwithstanding the foregoing, the Grantee’s termination of the Grantee’s employment with the Corporation as a result of the occurrence of any of the foregoing shall not constitute a “Termination for Good Cause” unless (A) the Grantee gives the Corporation written notice of such occurrence within 90 days of such occurrence and such occurrence is not cured by the Corporation within 30 days of the date on which such written notice is received by the Corporation and (B) the Grantee actually terminates his or her employment with the Corporation prior to the 365th day following such occurrence.
3.Form and Time of Payment of RSUs/Withholding Taxes. Except as otherwise provided for in Section 2 of Article III, payment for the RSUs that become nonforfeitable as provided herein shall be made in form of Common Shares at the time the RSUs are payable in accordance with Section 2 of this Article II. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery of Common Shares to the Grantee or any other person under this Agreement, the number of Common Shares to be delivered to the Grantee or such other person shall be reduced (based on the fair market value per Common Share as of the date the RSUs are reduced) to provide for the taxes required to be withheld with any fractional shares that

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would otherwise be delivered being rounded up to the next nearest whole share. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld or delivered, and not result in adverse accounting or other consequences as reasonably determined by the Committee (it being understood that the failure of such reasonable determination to be correct shall not constitute a violation of the terms of the Plan), and (b) it is permitted by the Committee.
4.Forfeiture of RSUs. The RSUs shall be forfeited, except as otherwise provided in Section 2(b), 2(c) or 2(d) of this Article II above, if the Grantee ceases to be employed by the Corporation or a Subsidiary prior to the Vesting Date.
5.Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the RSUs vest and become nonforfeitable and payable in accordance with Section 2 of this Article II or (b) the time when the Grantee’s right to receive Common Shares in payment of the RSUs is forfeited in accordance with Section 4 of this Article II, on the date that the Corporation pays a cash dividend (if any) to holders of Common Shares generally, the Grantee shall be entitled to a number of additional whole RSUs (rounded up or down to the nearest whole RSU) determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Common Share on such date and (B) the total number of RSUs covered by this Agreement (including dividend equivalents credited with respect thereto) previously credited to the Grantee as of such date, by (ii) the Market Value per Share on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.
6.Effect of Detrimental Activity. Notwithstanding anything herein to the contrary, if the Grantee, either during employment by the Corporation or a Subsidiary or within

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one year after termination of such employment, shall engage in any Detrimental Activity (as hereinafter defined), and the Board shall so find, the Grantee shall:
(a)Forfeit all RSUs held by the Grantee.
(b)Return to the Corporation all Common Shares that the Grantee has not disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity.
(c)With respect to any Common Shares that the Grantee has disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Common Shares on the date such Common Shares were paid out.
(d)To the extent that the amounts referred to above in Section 6(b) and 6(c) of this Article II are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason, except that no setoff shall be permitted against any amount that constitutes “deferred compensation” within the meaning of Section 409A of the Code.
7.For purposes of this Agreement, the term "Detrimental Activity" shall include:
(a)(i)    Engaging in any activity in violation of the Section entitled "Competitive Activity; Confidentiality; Nonsolicitation" in the Severance Agreement between the Corporation and the Grantee, if such agreement is in effect at the date hereof, or in violation of any corresponding provision in any other agreement between the Corporation and the Grantee in effect on the date hereof providing for the payment of severance compensation; or

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(i)If no such severance agreement is in effect as of the date hereof or if a severance agreement does not contain a Section corresponding to "Competitive Activity; Confidentiality; Nonsolicitation":
(A)Competitive Activity During Employment. Competing with the Corporation anywhere within the United States during the term of the Grantee's employment, including, without limitation:
(I)entering into or engaging in any business which competes with the business of the Corporation;
(II)soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Corporation;
(III)diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation or attempting to do so; or
(IV)promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Corporation.
(B)Following Termination. For a period of one year following the Grantee's termination date:
(I)entering into or engaging in any business which competes with the Corporation's business within the Restricted Territory (as hereinafter defined);
(II)soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Corporation's business within the Restricted Territory;

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(III)diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation within the Restricted Territory, or attempting to do so; or
(IV)promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Corporation's business within the Restricted Territory.
For the purposes of Sections 7(a)(ii)(A) and (B) above, inclusive, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee's own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.
(C)"The Corporation." For the purposes of this Section 7(a)(ii) of Article II, the "Corporation" shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Corporation for which the Grantee worked or had responsibility at the time of termination of the Grantee's employment and at any time during the two year period prior to such termination.
(D)"The Corporation's Business." For the purposes of this Section 7 of Article II inclusive, the Corporation's business is defined to be the integrated production of high performance advanced engineered materials used in a variety of electrical, electronic, thermal and structural applications serving the consumer

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electronics, industrial components and commercial aerospace, defense and science, medical, energy, automotive electronics, telecommunications infrastructure and appliance markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Corporation as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.
(E)"Restricted Territory." For the purposes of Section 7(a)(ii)(B) of Article II, the Restricted Territory shall be defined as and limited to:
(I)the geographic area(s) within a one hundred mile radius of any and all of the Corporation’s location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee's employment and at any time during the two-year period prior to such termination; and
(II)all of the specific customer accounts, whether within or outside of the geographic area described in (I) above, with which the Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee's employment and at any time during the two-year period prior to such termination.
(F)Extension. If it shall be judicially determined that the Grantee has violated any of the Grantee's obligations under Section 7(a)(ii)(B) of Article II, then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

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(b)Non-Solicitation. Except as otherwise provided in Section 7(a)(i) of Article II, Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Corporation and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Corporation and/or its parent or its other subsidiary or affiliated or related companies.
(c)Further Covenants. Except as otherwise provided in Section 7(a)(i) of Article II, Detrimental Activity shall also include:
(i)directly or indirectly, at any time during or after the Grantee's employment with the Corporation, disclosing, furnishing, disseminating, making available or, except in the course of performing the Grantee's duties of employment, using any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, including without limitation as to when or how the Grantee may have acquired such information. Such confidential information shall include, without limitation, the Corporation's unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Grantee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Grantee's mind or memory and whether compiled by the Corporation, and/or the Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its

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disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Grantee during the Grantee's employment with the Corporation (except in the course of performing the Grantee's duties and obligations to the Corporation) or after the termination of the Grantee's employment shall constitute a misappropriation of the Corporation's trade secrets.
(ii)Upon termination of the Grantee's employment with the Corporation, for any reason, the Grantee's failure to return to the Corporation, in good condition, all property of the Corporation, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 7(c)(i) of Article II of this Agreement.
(d)Discoveries and Inventions. Except as otherwise provided in Section 7(a)(i) of Article II, Detrimental Activity shall also include the failure or refusal of the Grantee to assign to the Corporation, its successors, assigns or nominees, all of the Grantee's rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Grantee while in the Corporation's employ, whether in the course of the Grantee's employment with the use of the Corporation's time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Corporation's business. Any discovery, invention or improvement relating to any subject matter with which the Corporation was concerned during the Grantee's employment and made, conceived or suggested by the Grantee, either solely or jointly with others, within one year following termination of the Grantee's employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or

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suggested in the course of such employment with the use of the Corporation's time, materials or facilities. Upon request by the Corporation with respect to any such discoveries, inventions or improvements, the Grantee will execute and deliver to the Corporation, at any time during or after the Grantee's employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Corporation may desire, and all proper assignments therefor, when so requested, at the expense of the Corporation, but without further or additional consideration.
(e)Work Made For Hire. Except as otherwise provided in Section 7(a)(i) of Article II, Detrimental Activity shall also include violation of the Corporation's rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, "items"), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Grantee during the Grantee's employment with the Corporation. The Grantee acknowledges that, to the extent permitted by law, all such items shall be considered a "work made for hire" and that ownership of any and all copyrights in any and all such items shall belong to the Corporation. The item will recognize the Corporation as the copyright owner, will contain all proper copyright notices, e.g., "(creation date) [Corporation’s Name], All Rights Reserved," and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
(f)Termination for Cause. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, "Cause" shall mean that, the Grantee shall have:

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(i)been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Corporation or any affiliate of the Corporation;
(ii)committed intentional wrongful damage to property of the Corporation or any affiliate of the Corporation; or
(iii)committed intentional wrongful disclosure of secret processes or confidential information of the Corporation or any affiliate of the Corporation;
and any such act shall have been demonstrably and materially harmful to the Corporation.
(g)Other Injurious Conduct. Detrimental Activity shall also include any action contributing to a restatement of the Corporation’s financials if this award of RSUs to the Grantee is favorably affected by such restatement as provided under Section 10D of the Exchange Act and any applicable rules or regulations that may be promulgated from time to time by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded, and any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
(h)Reasonableness. The Grantee acknowledges that the Grantee's obligations under this Section 7 of Article II are reasonable in the context of the nature of the Corporation’s business and the competitive injuries likely to be sustained by the Corporation if the Grantee were to violate such obligations. The Grantee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Corporation to perform its obligations under this

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Agreement and by other consideration, which the Grantee acknowledges constitutes good, valuable and sufficient consideration.
(i)Acknowledgement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement (or otherwise) (i) limits Grantee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002) or (ii) prevents Grantee from providing, without prior notice to the Corporation, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, Grantee is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Corporation nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
Article III

GENERAL PROVISIONS
1.Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws.
2.Adjustments. The RSUs and the number of Common Shares issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 12 of the Plan.
3.Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of

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the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.
4.No Employment Contract; Right to Terminate Employment; Clawback Policy. The grant of the RSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee at any time. Notwithstanding anything in this Agreement to the contrary, the Grantee acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Corporation’s clawback policy (if any) as may be in effect from time to time including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that relevant sections of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
5.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.

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6.Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
7.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of a Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Corporation to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
8.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
9.Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
10.    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue

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Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11.    Relation to Severance Agreement. Section 2(d) of Article II hereof shall supersede the provisions of any Severance Agreement between the Grantee and the Corporation, in effect at the Date of Grant, providing for earlier vesting of the RSUs granted hereby in the event of a Change in Control.
12.    Electronic Delivery. The Corporation may, in its sole discretion, deliver any documents related to the RSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
13.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
14.    Successors and Assigns. Without limiting Section 1 of Article II hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Corporation.
15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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[signature page follows]

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The undersigned Grantee hereby accepts the award granted pursuant to this Agreement on the terms and conditions set forth herein.
Dated:
        [NAME]

Executed in the name of and on behalf of the Corporation at Mayfield Heights, Ohio as of this _____ day of [MONTH] [YEAR].
MATERION CORPORATION

By
    [NAME]
    [TITLE]

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